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                [LETTERHEAD OF CHERNESKY, HEYMAN & KRESS P.L.L.]



                                 August 26, 1999


REX Stores Corporation
2875 Needmore Road
Dayton, Ohio  45414

Gentlemen:

          We have acted as counsel for REX Stores Corporation, a Delaware corporation (the "Company"), in connection with the proposed offering by the Company and certain stockholders of the Company (the "Selling Stockholders") of up to an aggregate of 2,760,000 shares of the Company's Common Stock, $.01 par value (the "Shares") pursuant to a Registration Statement on Form S-3 under the Securities Act of 1933 filed with the Securities and Exchange Commission. Of the Shares, 1,725,000 (including 225,000 shares subject to an over-allotment option granted by the Company to the Underwriters named in the Registration Statement) are being offered by the Company and are referred to herein as the "Company Shares," and 1,035,000 (including 135,000 shares subject to an over-allotment option granted by the Selling Stockholders to such Underwriters) are being offered by the Selling Stockholders and are referred to herein as the "Selling Stockholders Shares." Of the Selling Stockholders Shares, 7,058 will be issued pursuant to options to be exercised by a Selling Stockholder and are referred to herein as the "Option Shares."

          For purposes of rendering this opinion, we have examined the Company's Certificate of Incorporation, as amended, and the various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares, and have made investigation of such other matters as in our judgment permit us to render an informed opinion on the matters set forth herein.

          Based on the foregoing, it is our opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The Company Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the Underwriting Agreement filed as an exhibit to the Registration Statement, will be validly issued, fully paid and non-assessable.








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CHERNESKY, HEYMAN & KRESS P.L.L.
August 26, 1999
Page 2


          3. The Selling Stockholders Shares, other than the Option Shares, are duly authorized, validly issued, fully paid and non-assessable.

          4. The Option Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the Company's 1995 Omnibus Stock Incentive Plan, will be duly authorized, validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-3, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ Chernesky, Heyman & Kress P.L.L.

                                            Chernesky, Heyman & Kress P.L.L.


This letter prepared
and signed by:
Steven R. Watts, Partner